EXHIBIT 10.2

NAVIGANT CONSULTING, INC.

2012 LONG-TERM INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

Navigant Consulting, Inc., a Delaware corporation (the “Company”), hereby grants to [                                        ] (the “Holder”) as of [                    ] (the “Grant Date”), pursuant to the terms and conditions of the Navigant Consulting, Inc. 2012 Long-Term Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to [                ] shares of the Company’s Common Stock, par value $0.001 per share (“Stock”), upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”).

1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

2. Rights as a Shareholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a shareholder of record with respect to such shares.

3. Restriction Period and Vesting.

3.1. Service-Based Vesting Condition. Except as otherwise provided in this Section 3, the Award shall vest in full on the [        ] anniversary of the Grant Date, provided the Holder continuously serves as a Non-Employee Director through the vesting date. The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”

3.2. Death or Disability. If the Holder’s service as a Non-Employee Director terminates prior to the end of the Restriction Period by reason of the Holder’s death or Disability (as defined herein), then a pro-rata portion of the Award shall vest upon such termination of service. For purposes of the foregoing sentence, a “pro-rata portion” shall mean the product of (x) the number of shares subject to the Award and (y) a fraction, the numerator of which is the number of days that have elapsed since the Grant Date through the date of termination of the Holder’s service due to death or Disability, and the denominator of which is 365. The portion of the Award that does not vest in connection with such termination of service shall be immediately forfeited and cancelled by the Company. For purposes of this Agreement, “Disability” shall be as defined in U.S. Treasury Regulation §1.409A-3(i)(4).

3.3. Change in Control. Upon a Change in Control Event (as defined herein), the Restriction Period shall lapse and the Award shall become fully vested. For purposes of this Agreement, “Change in Control Event” shall be as defined in U.S. Treasury Regulation §1.409A-3(i)(5).

3.4. Termination of Service. If the Holder’s service as a Non-Employee Director terminates prior to the end of the Restriction Period or prior to the occurrence of a Change in Control Event for any reason other than due to death or Disability, then the Award shall be immediately forfeited by the Holder and cancelled by the Company.

4. Delivery of Certificates. Subject to Section 6, as soon as practicable (but not later than 30 days) after the earlier of (i) the Holder’s “separation from service” (within the meaning of Section 409A of the Code) from the Board, (ii) the Holder’s death and (iii) a Change in Control Event, the Company shall deliver or cause to be delivered one or more certificates issued in the Holder’s name (or such other name as is acceptable to the Company and designated in writing by the Holder) representing the number of vested shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery. Prior to the issuance to the Holder of the shares of Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Stock, and will have the status of a general unsecured creditor of the Company.

5. Transfer Restrictions and Investment Representation.

5.1. Nontransferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company. Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

5.2. Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

6. Additional Terms and Conditions of Award.

6.1. Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the terms of this Award, including the number and class of securities subject hereto shall be appropriately adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the

Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

6.2. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Stock subject to the Award shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

6.3. Award Confers No Rights to Continued Service. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement, give or be deemed to give the Holder any right to continued service as a Non-Employee Director.

6.4. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Holder or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on all parties.

6.5. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holder and his or her heirs, executors, administrators, successors and assigns.

6.6. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Navigant Consulting, Inc., Attn. General Counsel, 30 S. Wacker Dr., Suite 3550, Chicago, Illinois 60606, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.7. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8. Entire Agreement. The Plan is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings specified in the Plan. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the

Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

6.9. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

6.10. Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

6.11. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

6.12. Cancellation and Forfeiture of Award. Notwithstanding anything contained in this Agreement, if the Holder engages in any activity which constitutes Cause, breaches any of his or her obligations to the Company or any of its affiliates under a noncompetition, nonsolicitation, confidentiality, intellectual property or other restrictive covenant or engages in any activity which is contrary, inimical or harmful to the Company or any of its affiliates, including but not limited to violations of Company policy to the extent then applicable to the Holder, the Company may take such action as it shall deem appropriate to cause the Award to be cancelled as of the date on which the Holder first engaged in such activity or breached such obligation, and the Company thereafter may require the repayment of any amounts received by the Holder in connection with the vesting of the Award following the date that the Holder first engaged in such activity or breached such obligation. For purposes of this Award, “Cause” shall mean: (i) the commission of a felony or the commission of any other crime that is injurious to the Company, to a Company employee or to a client of the Company; (ii) willful misconduct, dishonesty, fraud, attempted fraud or other willful action or willful failure to act that is injurious to the Company, to a Company employee or to a client of the Company; (iii) any material breach of fiduciary duty owed to the Company or to a client of the Company; (iv) any material breach of the terms of any agreement with the Company (including without limitation any agreement regarding non-competition, non-solicitation of clients or employees, or confidentiality); (v) any material violation of a restriction on disclosure or use of privileged, proprietary or confidential information (including information belonging to the Company, to a client of the Company or to a third party to whom the Company owes a duty of confidentiality), but only if such violation is committed with actual notice of such restriction on disclosure; or (vi) any other material breach of the Company’s Code of Business Conduct and Ethics or its securities trading policies, as amended from time to time. The determination by the Committee of the existence of Cause shall be conclusive and binding.

6.13. Compliance With Section 409A of the Code. This Award is intended to comply with Section 409A of the Code, and shall be interpreted and construed accordingly. To the extent this Agreement provides for the Award to become vested and be settled upon the Holder’s termination of service as a Non-Employee Director, the applicable shares of Stock shall be transferred to the Holder or his or her beneficiary upon the Holder’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Holder is a “specified employee,” within the meaning of Section 409A of the Code, then such shares of Stock shall be transferred to the Holder or his or her beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service or (ii) the date of the Holder’s death.

NAVIGANT CONSULTING, INC.

By:

Accepted this day of , 20

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